UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2019

OCULAR THERAPEUTIX, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-36554	20-5560161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Crosby Drive

Bedford, MA 01730

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (781) 357-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01              Entry into a Material Definitive Agreement.

Private Placement of Convertible Debt

On February 21, 2019 (the “Agreement Date”), Ocular Therapeutix, Inc. (the “Company”) entered into a Note Purchase Agreement (the “Purchase Agreement”) with Cap 1 LLC, an affiliate of Summer Road LLC (the “Purchaser”) to issue and sell to the Purchaser unsecured senior subordinated convertible notes (the “Notes”) in the original aggregate principal amount of $37.5 million within five business days of the Agreement Date or upon such later date as mutually agreed between the Company and the Purchaser in writing (such date, the “Closing Date”).  In accordance with the Purchase Agreement, each Note accrues interest at a rate of 6% of its outstanding principal amount per annum, payable at maturity.  The maturity date of each Note is March 1, 2026, unless earlier converted, repurchased or redeemed as described below.

Holders may, subject to certain conditions, convert all or part of the outstanding principal amount of their Notes into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), provided that no conversion results in a holder beneficially owning more than 19.99% of the issued and outstanding Common Stock of the Company.  The conversion rate for the Notes will initially be 153.8462 shares of the Company’s common stock per $1,000 principal amount of the Notes, which is equivalent to an initial conversion price of approximately $6.50 per share. The conversion rate is subject to adjustment in customary circumstances such as stock splits or similar changes to the Company’s capitalization. At its election, the Company may choose to make such conversion payment in cash, in shares of Common Stock, or in a combination thereof.  Upon any conversion of any Note, the Company is obligated to make a cash payment to the holder of such Note for any interest accrued but unpaid on the principal amount converted.  Upon the occurrence of a Corporate Transaction (as defined in the Notes), the holder of a Note is entitled, at such holder’s option, to convert all of the outstanding principal amount of the Note in accordance with the foregoing and receive an additional, “make-whole” cash payment in accordance with a table set forth in each Note.

Upon the occurrence of a Corporate Transaction, each holder of a Note has the option to require the Company to repurchase all or part of the outstanding principal amount of such Note at a repurchase price equal to 100% of the outstanding principal amount of the Note to be repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date.

On or after March 1, 2022, if the last reported sale price of the Common Stock has been at least 130% of the conversion rate then in effect for twenty of the preceding thirty trading days (including the last trading day of such period), the Company is entitled, at its option, to redeem all or part of the outstanding principal amount of the Notes, on a pro rata basis, at an optional redemption price equal to 100% of the outstanding principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the optional redemption date.

The Purchase Agreement contains customary representations and warranties by the Company and the Purchaser.  The Purchase Agreement does not include any financial covenants.  The Company’s obligations under the Purchase Agreement and the Notes are subject to acceleration upon the occurrence of specified events of default, including a default or breach of certain contracts material to the Company and the delisting and deregistration of the Common Stock.

The foregoing description of certain terms of the Purchase Agreement and the Notes is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Registration Rights Agreement

In connection with the execution of the Purchase Agreement and the issuance and sale of the Notes thereunder, the Company and the Purchaser have agreed to enter into a registration rights agreement on the Closing Date (the “Registration Rights Agreement”).  Under the terms of the Registration Rights Agreement and subject to specified exceptions, the Company will be obligated to use commercially reasonable efforts, at its expense, to file a resale registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register the Common Stock underlying the Notes within 30 days of the Closing Date and to have the SEC declare the Registration

Statement effective within 90 days of the Closing Date.  The Company will be further obligated to use commercially reasonable efforts to cause the Registration Statement to remain continuously effective until the earlier of the dates when all securities registrable under the Registration Rights Agreement (i) have been sold or (ii) may be sold without restriction, subject to certain conditions, pursuant to Rule 144 promulgated under the Securities Act of 1993, as amended (the “Securities Act”).

The foregoing description of certain terms of the Registration Rights Agreement is qualified in its entirety by reference to the form of Registration Rights Agreement, a copy of which is attached as Exhibit 10.2 hereto and is incorporated by reference herein.

Amendment to Existing Credit Agreement

As previously reported, on December 21, 2018, the Company entered into a Third Amendment and Restated Credit and Security Agreement (the “Credit Agreement”) with MidCap Financial Trust (“MidCap”) and the holders (the “Senior Lenders”) of the Company’s existing secured term loan facility (the “Credit Facility”) to increase the principal amount borrowed under the Company’s Credit Facility and to extend its term.  In accordance with the Credit Agreement, in connection with the Company’s desire to enter into the Purchase Agreement and issue and sell the Notes thereunder, the Company, MidCap, and the Senior lenders entered into an amendment to the Credit Agreement on the Agreement Date (the “Amendment”).  The Amendment added to the Credit Agreement, among other provisions, a negative covenant restricting the Company from paying the holders of the Notes ahead in priority to the Senior Lenders, for so long as indebtedness remains outstanding under the Credit Facility, and a cross-default provision to establish that an event of default under the Purchase Agreement also constituted an event of default under the Credit Agreement.

The foregoing description of certain terms of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.3 hereto and is incorporated by reference herein.

Subordination Agreement

In connection with the execution of the Amendment, the Company; Cap 1, for itself and on behalf of any future holder of the Notes (collectively, the “Subordinated Creditors”); and MidCap, as agent for the Senior Lenders, entered a subordination agreement on the Agreement Date (the “Subordination Agreement”).  Under the terms of the Subordination Agreement, as an inducement to the Senior Lenders to permit the issuance and sale of the Notes, the Senior Lenders and the Subordinated Creditors agreed that the Notes are subordinate to the Credit Facility and that any and all payments to the holders of the Notes are subject to the payment in full of the Credit Facility.  Until the Credit Facility is paid in full, as defined in the Subordination Agreement, the Subordinated Creditors agree not to take any enforcement action, as defined in the Subordination Agreement, with respect to all or any portion of the Notes, without the prior written consent of the agent for the Senior Lenders.

The foregoing description of certain terms of the Subordination Agreement is qualified in its entirety by reference to the Subordination Agreement, a copy of which is attached as Exhibit 10.4 hereto and is incorporated by reference herein.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 3.02              Unregistered Sales of Equity Securities

The information set forth in Item 1.01 above is incorporated herein by reference. The Notes are being issued in reliance on the exemption from registration set forth in Rule 506 of Regulation D promulgated under the Securities Act.  Although the Company has agreed to file a resale registration statement for the Common Stock underlying the Notes, the Company does not intend to file a registration statement for the resale of the Notes prior to conversion.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits:

10.1	Note Purchase Agreement (including Form of Senior Subordinated Convertible Note), dated as of February 21, 2019, by and among Ocular Therapeutix, Inc. and the Purchasers listed therein.
10.2	Form of Registration Rights Agreement by and among Ocular Therapeutix, Inc. and the Purchasers listed therein.
10.3

First Amendment to Third Amended and Restated Credit and Security Agreement, dated as of February 21, 2019, by and among Ocular Therapeutix, Inc., MidCap Financial Trust, as administrative agent, and the Lenders listed therein.

10.4	Subordination Agreement, dated as of February 21, 2019, by and among Ocular Therapeutix, Inc., MidCap Financial Trust, as administrative agent, and the Lenders listed therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCULAR THERAPEUTIX, INC.

Date: February 22, 2019	By:	/s/ Donald Notman
Donald Notman
Chief Financial Officer